SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   13-4026700
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification no.)

             1585 Broadway                                    10036
              New York, NY                                  (Zip Code)
(Address of Principal Executive Offices)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [X]              check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-64879 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class             Name of Each Exchange on Which
               to be so Registered             Each Class is to be Registered
             -----------------------           ------------------------------

   SATURNS Verizon Global Funding Debenture    New York Stock Exchange
              Backed Series 2002-9
                  Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-8, S-9 through S-11 and S-12 through S-14, respectively, of the Registrant's related Prospectus Supplement, dated July 24, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 25, 2002

                                          MSDW STRUCTURED ASSET CORP.
                                          (Registrant)


                                          By: /s/ John Kehoe
                                              -----------------------------
                                          Name:  John Kehoe
                                          Title: Vice President